UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2016

REX ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive, State College, Pennsylvania	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 278-7267

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On July 21, 2016, Rex Energy Corporation (the “Company”) entered into a privately-negotiated exchange agreement (the “Exchange Agreement”) with a certain holder of the Company’s 1.00%/8.00% Senior Secured Second Lien Notes due 2020 (the “Holder”). Pursuant to the Exchange Agreement, the Holder exchanged (the “Exchange”) an aggregate $43.5 million principal amount of such notes (the “Exchanged Notes”) for approximately 16.8 million shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). In connection with the Exchange, the Exchanged Notes were cancelled and the shares of Common Stock were issued on July 22, 2016.

The Exchange was made in reliance on the exemption from registration provided by Section 3(a)(9) under the Securities Act of 1933, as amended.

This current report on Form 8-K does not constitute an offer to exchange any securities of the Company for Common Stock or other securities of the Company.

Item 7.01 Regulation FD Disclosure.

On July 25, 2016, the Company issued a press release announcing the Exchange Agreement and the Exchange. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

99.1	Press Release dated July 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Jennifer L. McDonough
Name:	Jennifer L. McDonough
Title:	Senior Vice President, General Counsel and Secretary

Date: July 25, 2016

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Press Release dated July 25, 2016